Exhibit 99.2
1 1 Dole Food Company, Inc. Earnings Call and Webcast First Quarter 2010 May 10, 2010

2 2 Beth Potillo Treasurer

3 3 Forward Looking Statements Some of the information presented contains forward-looking statements that involve a number of risks and uncertainties. Forward looking statements, which are based on management's assumptions and describe the company's future plans, strategies and expectations, are generally identifiable by the use of terms such as "anticipate," "will," "expect," "believe," "shall," or similar expressions. The potential risks and uncertainties that could cause the company's actual results to differ materially from those expressed or implied herein include weather-related phenomena; market responses to industry volume pressures; product and raw materials supplies and pricing; electrical power supply and pricing; changes in interest and currency exchange rates; economic crises; quotas, tariffs and other governmental actions; and international conflict.

4 Non-GAAP Financial Measures EBIT and Adjusted EBITDA are measures commonly used by financial analysts in evaluating the performance of companies. EBIT is calculated by adding the loss from discontinued operations, net of income taxes or subtracting income from discontinued operations, net of incomes taxes, to and from net income (loss), respectively, by subtracting the gain on disposal of discontinued operations, net of income taxes, by adding interest expense and by adding income tax expense or subtracting income tax benefit to and from net income (loss). Adjusted EBITDA is calculated by adding depreciation and amortization from continuing operations to EBIT, by adding the net unrealized loss or subtracting the net unrealized gain on certain derivative instruments (foreign currency and bunker fuel hedges and the cross currency swap), to and from EBIT, respectively, by adding the foreign currency loss or subtracting the foreign currency gain on the vessel obligations to and from EBIT, respectively, by adding the net unrealized loss or subtracting the net unrealized gain on foreign denominated instruments to and from EBIT, respectively, and by subtracting the gain on asset sales from EBIT. These items have been adjusted because management excludes these amounts when evaluating the performance of Dole. Net debt is calculated as total debt less cash and cash equivalents. EBIT and Adjusted EBITDA are not calculated or presented in accordance with U.S. GAAP, and EBIT and Adjusted EBITDA are not a substitute for net income attributable to Dole Food Company, Inc., net income, income from continuing operations, cash flows from operating activities or any other measure prescribed by U.S. GAAP. Further, EBIT and Adjusted EBITDA as used herein are not necessarily comparable to similarly titled measures of other companies. However, Dole has included EBIT and Adjusted EBITDA herein because management believes that EBIT and Adjusted EBITDA are useful performance measures for Dole. In addition, EBIT and Adjusted EBITDA are presented because management believes that these measures are frequently used by securities analysts, investors and others in the evaluation of Dole. EBIT and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation from, or as an alternative to, operating income, cash flow or other combined income or cash flow data prepared in accordance with U.S. GAAP. Because of its limitations, EBIT and Adjusted EBITDA and the related ratios presented throughout this document should not be considered as measures of discretionary cash available to invest in business growth or reduce indebtedness. Dole compensates for these limitations by relying primarily on its U.S. GAAP results and using EBIT and Adjusted EBITDA only supplementally.

5 5 David A. DeLorenzo Chief Executive Officer

6 2010 2009 Fresh Fruit 52 96 Fresh Vegetables 15 12 Packaged Foods 34 26 ($ millions) $85 $122 Packaged foods Fresh vegetables Fresh fruit Note: Graph does not include Corporate Q1 Adjusted EBITDA declined $37 million Fresh fruit decreased $43 million Lower local banana pricing in Europe and Asia; higher costs in Europe and North America Vegetables increased $3 million - 27% Lower costs and higher pricing partially offset by higher SMG&A Packaged foods up $8 million - 30% Lower product costs Q1 Adjusted EBITDA

7 Packaged Foods Category recovery in canned pineapple, fruit bowl and frozen categories Dole products all saw meaningful gains Lower costs Earlier Easter

8 Packaged Foods New Products

9 Fresh Vegetables Dole investments in infrastructure and process improvement yielding substantial results Improved product quality and automation Significantly reduced labor costs Improved raw material yields

10 Fresh Fruit Global Bananas Volume 3% Pricing 4% Costs 2% North America performed well Asia weak during Q1, but now recovered Pricing now ahead of last year as a result tighter supply due to drought in the Philippines

11 Factors Impacting European Banana Market Adverse weather Weak economy Increased industry volumes Latin and ACP Weak demand from Russia

12 Recent Developments $30.7 million Judgment in Favor of Dole May 3 decision in favor of Dole in binding arbitration regarding faulty refrigerated containers sold to Dole Also awarded attorney's fees and costs, plus interest Expect total award to be received during 2010

Summary Q1 results in line with expectations, reflecting poor market conditions in Europe and Asia Encouraged by performance of fresh vegetables and packaged foods segments Results demonstrate benefits of diversified portfolio 13

14 14 Joseph S. Tesoriero Chief Financial Officer

15 Segment Revenues 2010 2009 Fresh Fruit 1123 1122 Fresh Vegetables 231 233 Packaged Foods 252 241 $1,606 $1,596 Packaged foods Fresh vegetables Fresh fruit ($ millions) Excluding Q1 2009 revenues of $43 million from divested box plant businesses, first quarter revenues increased 3% +$54 million currency

16 2010 2009 Fresh Fruit 52 96 Fresh Vegetables 15 12 Packaged Foods 34 26 ($ millions) $85 $122 Packaged foods Fresh vegetables Fresh fruit Note: Graph does not include Corporate Q1 Adjusted EBITDA declined $37 million Fresh fruit decreased $43 million Lower local banana pricing in Europe and Asia; higher costs in Europe and North America Vegetables increased $3 million - 27% Lower costs and higher pricing partially offset by higher SMG&A Packaged foods up $8 million - 30% Lower product costs Q1 Adjusted EBITDA

17 17 Q&A

18 18 Appendix

19 Adjusted EBITDA ($ millions)

20 Adjusted Q1 EBITDA by Segment ($ millions)

21 Q1 Income Statements

22 Non-GAAP Financial Measures